Exhibit 99(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          As the independent registered public accounting firm, we hereby consent to all references to our firm included in or made a part of this Post Effective Amendment No. 2 under the Securities Act of 1933 and Post-Effective Amendment No. 5 under the Investment Company Act of 1940 to Global X Fund’s Registration Statement on Form N-1A (File Nos. 333-1517130 and 811-22209), including the references to our firm in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania
January 15, 2009